Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Equity Funds (Invesco Equity Funds):

We consent to the use of our report dated September 26, 2018 on the financial statements of Oppenheimer Main Street All Cap Fund, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado

February 27, 2020

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM Equity Funds (Invesco Equity Funds):

We consent to the use of our report dated December 21, 2018 on the financial statements of Oppenheimer Rising Dividends Fund, a series of Oppenheimer Quest For Value Funds, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado

February 27, 2020